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                                                                      EXHIBIT 24


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Equitrac Corporation on Forms S-8 (File No. 33-49656 and 333-12307) of our reports dated April 14, 1997, on our audits of the financial statements and financial statement schedule of Equitrac Corporation as of February 28, 1997 and February 29, 1996 and for each of the three years in the period ended February 28, 1997, which report is included in this Annual Report on Form 10-K.






COOPERS & LYBRAND L.L.P.


Miami, Florida
May 27, 1997